Exhibit (n)



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BTOP50 Managed Futures Fund:

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-105936 on Form N-2 of our report dated July 25, 2005, relating to the financial statement of BTOP50 Managed Futures Fund, formerly BTOP50 CTA Index Fund, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Experts" in the Statement of Additional Information.


DELOITTE & TOUCHE LLP

New York, New York
August 1, 2006